SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 6, 2006

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

1201 Harbor Bay Parkway, Alameda, California 94502

(Address of principal executive offices, including zip code)

(510) 748-4900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Current Report on Form 8-K/A is to amend the Current Report on Form 8-K of Advanced Cell Technology, Inc. dated September 6, 2006 and filed September 8, 2006 by amending and restating Item 1.01 in its entirety as set forth below.  The sole change is a correction to the number of shares underlying the warrants received by the investors in the financing described in Item 1.01(1), which was incorrectly reported as 4,541,672.  The correct number is 19,064,670.

ITEM 1.01                 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

1.             Amortizing Convertible Debenture and Warrant Financing.

On September 6, 2006, Advanced Cell Technology, Inc. (the “Company”) closed the previously announced exercise by existing debenture holders of the additional investment right (“AIR”) under Section 4.18 of its Securities Purchase Agreement dated September 15, 2005 (“Existing Debenture Financing”).  In connection with the closing of the AIR, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of August 30, 2006 and executed and delivered on September 6, 2006, with the debenture holders exercising the AIR (the “Purchasers”). The Purchasers purchased from the Company amortizing convertible debentures and warrants to purchase shares of the Company’s common stock. The Company also entered into a Registration Rights Agreement with the Purchasers, which requires that the Company file a registration statement with the Securities and Exchange Commission within 20 days after the AIR closing registering on behalf of the Purchasers the resale of the shares of common stock issuable upon conversion of the debentures and the exercise of the warrants.

The amortizing convertible debentures issued at the closing of the AIR exercise will be due and payable in full three (3) years from the closing, and will not bear interest. The debentures begin amortizing 180 days after closing with 1/30th of the principal amount due monthly over thirty months in cash or stock. The aggregate cash purchase price for the debentures purchased at the AIR closing was $8,750,000, which is a 20.3187% discount to the full principal amount of the debenture of $10,981,250. At any time from the closing date until the maturity date of the debentures, the Purchasers have the right to convert the debentures, in whole or in part, into common stock of the Company at the then effective conversion price. The debentures are initially convertible into 38,129,340 million shares of common stock at a price of $0.288 per share. The conversion price shall be subject to adjustment under circumstances set forth in the debentures. The investors also received warrants to purchase 19,064,670 million additional shares of common stock at a price of $0.3168 per share exercisable for five (5) years.

The Securities Purchase Agreement, debentures and warrants contain covenants that are the same in all material respects as the covenants currently in place with respect to the Company’s Existing Debenture Financing.  These covenants will limit the ability of the Company to, among other things: incur or guarantee additional indebtedness; incur or create liens; amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of the debentures; and repay or repurchase more than a de minimis number of shares of common stock other than as permitted in the debentures and other documents executed with the Purchasers. The debentures include customary default provisions and an event of default includes, among other things, a change of control of the Company, the sale of all or substantially all of the Company’s assets, the failure to have the registration statement declared effective on or before the 60th day after the AIR closing date, the lapse of the effectiveness of the registration statement for more than 30 consecutive trading days or 60 non-consecutive days during any 12-month period (with certain exceptions), the failure of the Company to timely deliver certificates to holders upon conversion and a default by the Company in any obligations under any indebtedness of at least $150,000 which results in such indebtedness being accelerated. Upon the occurrence of an event of default, each debenture may become immediately due and payable, either automatically or by declaration of the holder of such debenture. The aggregate amount payable upon an acceleration by reason of an event of default shall be equal to the greater of 120% of the principal amount of the debentures to be prepaid or the principal amount of the debentures to be prepaid, divided by the conversion price on the date specified in the debenture, multiplied by the closing price on the date set forth in the debenture.

In connection with this transaction, each Purchaser has contractually agreed to restrict its ability to convert the debentures, exercise the warrants and additional investment rights and receive shares of the Company’s common stock such that the number of shares of the Company’s common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion or exercise.

Certain officers of the Company have entered into a lock-up agreement that restricts their right to dispose of any shares of common stock of the Company for a period of one year following the effective date of a registration statement registering the shares of common stock of the Company as provided in the Registration Rights Agreement.

T.R. Winston & Company served as the placement agent for the securities sold in this transaction.

The representations and warranties set forth in the Securities Purchase Agreement are the result of negotiations between the parties to such agreement and are solely for the benefit of such parties. These representations and warranties speak only as of the date of the agreement, are prepared in the context of the transaction contemplated by the agreement, and are intended in part to allocate risk between the parties. Therefore, such representations and warranties are not necessarily true, complete and accurate statements of fact about the matters addressed therein. As a result, we caution investors that they should read such representations and warranties in light of this context.

2.  Warrant Repricing.  The Company has concluded the previously announced repricing of its existing $2.53 warrants.  The repricing transaction resulted in the exercise of warrants for 4,541,672 shares of the Company’s common stock, generating proceeds to the Company of approximately $4,314,589.  As previously announced, replacement warrants identical in all respects to the exercised warrant, except for an adjusted strike price of $1.60, will be issued to the warrant holders that exercised their warrants in the repricing transaction (“Replacement Warrants”).  The Replacement Warrants will be included in the Company’s registration statement required to be filed with respect to the exercise of the AIR described in Item 1.01(1) above.  The holders of any warrants that did not participate in the repricing transaction will be entitled to an adjustment in the exercise or conversion price, as applicable, pursuant to the antidilution provisions of the debentures and warrants issued in the Existing Debenture Financing.

As of September 6, 2006, the Company has 32,320,213 shares of common stock issued and outstanding.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ William M. Caldwell, IV
William M. Caldwell, IV
Chief Executive Officer

Dated: September 11, 2006